EXHIBIT 3.1

                           Certificate of Designation
                                       of
                      Series B Convertible Preferred Stock
                                       of
                           Stellar Technologies, Inc.

                      Pursuant to Section 7-106-102 of the
                        Colorado Business Corporation Act

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      Stellar  Technologies,  Inc., a Colorado  corporation (the "Corporation"), does hereby certify that, pursuant to the authority contained in its Articles of Incorporation, as amended, and in accordance with the provisions of Section 7-106-102 of the Colorado Business Corporation Act, the Corporation's Board of Directors has duly adopted the following resolutions creating a series of Preferred Stock designated as Series B Convertible Preferred Stock:

      RESOLVED, that the Corporation hereby designates and creates a series of the authorized Preferred Stock of the Corporation, designated as Series B Convertible Preferred Stock, as follows:

      FIRST: that, of the 10,000,000 shares of Preferred Stock, par value $0.001 per share, authorized to be issued by the Corporation, 400,000 shares are hereby designated as "Series B Convertible Preferred Stock." The rights, preference, privileges and restrictions granted to and imposed upon the Series B Convertible Preferred Stock are as set forth below:

      1. Definitions. For purposes of this resolution, the following definitions shall apply:

            (a) "Board" shall mean the Board of Directors of the Corporation.

            (b) "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Corporation.

            (c) "Conversion Price" shall mean $0.15 per share, as adjusted.

            (d) "Original Issue Price" shall mean $15.00 per share for the Series B Preferred Stock.

            (e) "Series B Preferred Stock" shall mean the Series B Preferred Convertible Stock, $0.001 par value per share, of the Corporation.

      2. Dividends and Distributions.

            (a) The holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive, in preference to the holders of Junior Securities (as defined in Section


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2(d) below),  cumulative  dividends (the "Series B  Payment-in-Kind  Dividends")
when and as if they may be declared by the Board out of funds legally available therefore, at a per share equal to eight percent (8%) per annum of the Original Issue Price (based on a 365 day year). The Series B Payment-in-Kind Dividends shall accrue on the Series B Preferred Stock commencing on the date of original issuance thereof.

            (b) All Series B Payment-in-Kind Dividends shall be cumulative, whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All Series B Payment-in-Kind Dividends payable by the Corporation on the Series B Preferred Stock pursuant to this Section 2 shall be paid in shares of Common Stock valued for this purpose in accordance with the formula set forth in Section 2(c) below. In conjunction with the payment of any Series B Payment-in-Kind Dividend, the Corporation shall promptly issue and deliver to the holders of the shares of Series B Preferred Stock, a certificate or certificates for the number of additional shares of Common Stock to be so issued. Any shares of Common Stock issued to the holders of Series B Preferred Stock on account of any Series B Payment-in-Kind Dividend shall be deemed to be issued on the Dividend Payment Date (as defined in Section 2(c) below). All numbers relating to the calculation of dividends pursuant to this Section 2 shall be subject to appropriate adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving or affecting a change in the Corporation's capital structure to provide to the holders of shares of Series B Preferred Stock the same economic return with respect to Series B Payment-in-Kind Dividends as they would have received in the absence of such event.

            (c) If the Corporation declares Series B Payment-in-Kind Dividends to the holders of shares of Series B Preferred Stock, such payment shall be equal to the number of shares of Common Stock that the dividend payment would purchase for a purchase price equal to average daily Closing Price (as defined in Section 2(e) below) for the five (5) consecutive Trading Days (as defined in
Section 2(e) below) immediately preceding the date on which such Series B Payment-in-Kind Dividends are to be paid (each, a "Dividend Payment Date"), and the Corporation shall pay such dividend, including all shares (and any cash adjustment), within three (3) business days of the Dividend Payment Date for which such payment in shares of Common Stock applies. In lieu of any fractional share of Common Stock which would otherwise be issued in payment of a dividend on a Dividend Payment Date, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount in cash (computed to the nearest cent) equal to the Closing Price multiplied by the fractional interest to the nearest 1/100th of a percent that otherwise would have been issued in payment of such dividend. On each Dividend Payment Date, all dividends that shall have accrued on each share of Series B Convertible Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due" whether or not there shall be funds legally available for payment thereof. Dividends paid on shares of Series B Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

            (d) Unless full cumulative dividends on the Series B Convertible Preferred Stock have been paid, or declared and sums set aside for the payment thereof, dividends, other than in Common Stock or other securities of a class or series of stock of the Corporation the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B


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

Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively, "Junior Securities"), may not be paid, or declared and sums set aside for payment thereof, and other distributions may not be made upon the Common Stock or other Junior Securities.

            (e) "Closing Price" for any day, means: (i) the last reported sales price regular way of the Common Stock on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if no sale takes place on such day on any such securities exchange or system, the average of the closing bid and asked prices, regular way, on such day for the Common Stock as officially quoted on any such securities exchange or system, (iii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the last reported sale price, regular way, on such day for the Common Stock in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any other successor organization, (iv) if no sale takes place on such day, the average of the high and low bid price of the Common Stock on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any other successor organization, or (v) if no bid and asked prices are reported for the Common Stock by the National Quotation Bureau, Incorporated or any other successor organization for such day, the average of the high and low bid and asked price of any of the market makers for the Common Stock as reported in the "pink sheets" by the Pink Sheets LLC. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market or reported in the "pink sheets," the Closing Price shall be the fair market value thereof determined by the Board of Directors of the Corporation in good faith. "Trading Day" means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or, if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported. Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with any liquidation, winding-up or dissolution of the Corporation, as to which Section 3 shall apply.

      3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's stockholders (the "Available Funds and Assets"), shall be distributed to stockholders in the following manner:

            (a) Liquidation Preference. Subject to the rights of holders of any series of preferred stock which by its terms is senior to the Series B Preferred Stock with respect to liquidation, the holders of each share of Series B Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any Junior Securities, an amount per share equal to the Original Issue Price of the Series B Preferred Stock plus all accrued but unpaid dividends; provided, however, that in the event that the Available Funds and Assets are insufficient to permit each holder of Series B Preferred Stock to receive an amount per share equal to the Original Issue Price of the Series B Preferred Stock, then, and in that event, the amount so distributable shall be distributed among


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

the holders of the Series B Preferred Stock, pro rata, based on the number of shares of Series B Preferred Stock held by each; and further, provided, that any such payments or distributions shall be made on parity with any payments or distributions made to the holders of any other series of preferred stock which by its terms is pari passu with the Series B Preferred Stock.

            (b) Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as reasonably determined by the Board in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

                  (1) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

                        (i) if the securities are then traded on a national securities exchange or the NASDAQ National Market System (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution;

                        (ii) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

                        (iii) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board.

                  (2) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in Section 3(b)(1)(i), (ii) or (iii) to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board.

      4. Voting Rights. Each holder of Series B Preferred Stock shall be entitled to vote together with the Common Stock and all other series and classes of stock permitted to vote with the Common Stock on all matters submitted to a vote of the holders of the Common Stock (including election of directors) in accordance with the provisions of this Section 4, except with respect to matters in respect of which one or more other classes of Preferred Stock or Common Stock is entitled to vote as a separate class under the Colorado Business Corporation Act or the provisions of this Certificate. Each holder of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings. For each vote in which holders of Series B Preferred Stock are entitled to participate, the holder of each share of Series B Preferred Stock shall be entitled to that number of votes per share to which such holder would have been entitled had such share of Series B Preferred Stock then been converted into shares of Common Stock pursuant to the provisions of Section 5 hereof, at the record date for the determination of those holders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.


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

      5. Conversion.

            (a) Subject to the provisions of this Section 5, each share of Series B Preferred Stock shall be convertible into that number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Issue Price by the Conversion Price in effect on the date of the conversion.

            (b) The Conversion Price and the number of shares of stock or other securities or property into which the Series B Preferred Stock is convertible are subject to adjustment from time to time as follows:

                  (1) Reorganization, Merger or Sale of Assets. If at any time while the Series B Preferred Stock is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation with or into another corporation in which the Corporation is not the surviving entity, or a reverse triangular merger in which the Corporation is the surviving entity but the shares of the Corporation's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that a holder of Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of the Series B Preferred Stock would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if the Series B Preferred Stock had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 5. The foregoing provisions of this Section 5(b)(1) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of the Series B Preferred Stock. If the per-share consideration payable to the Corporation for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board. In all events, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of the Series B Preferred Stock with respect to the rights and interests of the Corporation after the transaction, to the end that the provisions of the Series B Preferred Stock shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of the Series B Preferred Stock.

                  (2) Reclassification. If the Corporation, at any time while the Series B Preferred Stock, or any portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under the Series B Preferred Stock exist into the same or a different number of securities of any other class or classes, the Series B Preferred Stock shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under the Series B Preferred Stock


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

immediately prior to such reclassification or other change and number of shares received upon such conversion shall be appropriately adjusted, all subject to further adjustment as provided in this Section 5.

                  (3)  Split,  Subdivision  or  Combination  of  Shares.  If the
Corporation at any time while the Series B Preferred Stock, or any portion thereof, remains outstanding shall split, subdivide or combine the securities as to which conversion rights under the Series B Preferred Stock exist, into a different number of securities of the same class, the Conversion Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  (4) Adjustments for Dividends in Stock or Other Securities or Property. If while the Series B Preferred Stock, or any portion hereof, remains outstanding the holders of the securities as to which conversion rights under the Series B Preferred Stock exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Corporation by way of dividend, then and in each case, the Series B Preferred Stock shall represent the right to acquire upon conversion, in addition to the number of shares of the security receivable upon conversion of the Series B Preferred Stock, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Corporation that such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of the Series B Preferred Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock, other securities or property as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 5.

            (c) Each share of Series B Convertible Preferred Stock outstanding on the Mandatory Conversion Date (as defined herein) shall automatically and without any action on the part of the holder thereof, convert into that number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion. The term "Mandatory Conversion Date" is the date, if any, on which
(i) the average of the Closing Prices of the Corporation's Common Stock over 20 consecutive trading days equals or exceeds $0.75 per share; and (ii) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock are either subject to an effective registration statement permitting the public resale of such shares under the Securities Act of 1933, as amended (the "Act"), or transferable pursuant to Rule 144(k) promulgated under the Act. On the Mandatory Conversion Date, the outstanding shares of Series B Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series B Convertible Preferred Stock unless certificates evidencing such shares of Series B Convertible Preferred Stock are either delivered to the Corporation or the holder notifies the Corporation that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection


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

therewith. Upon the occurrence of the automatic conversion of the Series B Convertible Preferred Stock pursuant to this Section 5(c), the holders of the Series B Convertible Preferred Stock shall surrender the certificates representing the Series B Convertible Preferred Stock for which the Mandatory Conversion Date has occurred to the Corporation and the Corporation shall deliver the shares of Common Stock issuable upon such conversion as soon as practicable following the holder's delivery of the applicable certificates for the Series B Convertible Preferred Stock within three (3) business days following the date on which the Corporation receives the applicable certificates for the Series B Convertible Preferred Stock from the holder.

      6. Reports as to Adjustments. Whenever the Conversion Price or the kind of securities or other property into which each share of Series B Preferred Stock is convertible is adjusted as provided in Section 5 hereof, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series B Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the Conversion Price has been adjusted and setting forth the new Conversion Price (or describing the new securities, cash or other property into which each share of Series B Preferred Stock is convertible as a result of such adjustment), a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

      7. No Re-issuance of Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

      SECOND: That such determination of the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Series B Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Articles of Incorporation of the Corporation, and in accordance with the provisions of Section 7-106-102 of the Colorado Business Corporation Act.

      IN WITNESS WHEREOF, the Corporation has caused this Designation to be executed this 28th day of April, 2006.

                                            STELLAR TECHNOLOGIES, INC.

                                            By: /s/ Mark Sampson
                                                --------------------------------
                                                Name:  Mark Sampson
                                                Title: President


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